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                                                                   Exhibit 10.31

                             STOCK OPTION AGREEMENT
                               (OUTSIDE DIRECTORS)


                  THIS AGREEMENT, entered into as of the _____ day of __________, 1998, by and between CAMELOT MUSIC HOLDINGS, INC., a Delaware corporation (the "Company"), and ________________ (the "Optionee").


                               W I T N E S S E T H
                               -------------------

                  WHEREAS, the Board of Directors of the Company has established the Camelot Music Holdings, Inc. 1998 Outside Directors' Stock Option Plan (the "Plan"); and

                  WHEREAS, the Plan provides that the Optionee, as an eligible director of the Company shall be granted an option to purchase the number of shares of Common Stock, par value $.01 per share ("Shares"), of the Company set forth in Section 1 hereof, upon the terms and subject to the conditions of the Plan and this Agreement.

                  NOW, THEREFORE, the Company and the Optionee hereby agree with respect to such stock options as follows:

                  1. Effective as of the date of this Agreement, the Company grants to the Optionee, upon the terms and subject to the conditions hereinafter set forth, the right and option to purchase all or any part of an aggregate of ____________ (_______) Shares (such collective right and option being hereinafter referred to as the "Option"), at a price of $_________ per share ("Option Price").

                  2. The term of the Option shall be for a period of ten (10) years from the date hereof, and the Option shall expire at 5:00 p.m., North Canton, Ohio time on the last day of the term of the Option, which date is _____________ or, if earlier, on the applicable expiration date provided for in paragraphs 4 and 5 hereof.

                  3. Except as provided in paragraph 6 hereof, the Option shall not be exercisable to any extent until one (1) year from the date hereof. The Optionee shall be entitled to exercise the Option with respect to the number of Shares indicated below on or after the date indicated opposite such number below:

                  (a)   Number of Shares That          Date as of Which Option
                        May be Exercised               May Be Exercised
                           __________                  ____________, 19___
                           __________                  ____________, 19___
                           __________                  ____________, 19___



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To the extent that the Option has become exercisable with respect to a number of
Shares, as provided above, the Option may thereafter be exercised by the Optionee either as to all or part of such whole Shares at any time or from time to time prior to expiration of the Option, pursuant to paragraph 2 hereof.
Except as provided in paragraphs 4 and 5 hereof, the Option may not be exercised at any time unless the Optionee shall continue to be at the time of exercise an eligible Outside Director of the Company.

                  4. If the Optionee ceases to be an eligible Outside Director, the Option shall terminate upon the earlier of the date which is three (3) months after the date of the cessation of his directorship or the last day of the term of the Option. Nothing contained in this Agreement shall confer upon the Optionee any right to continue as an Outside Director of the Company.

                  5. If the Optionee dies while an eligible Outside Director, such person or persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise the Option (the "Personal Representative") may exercise the Option to the extent of the purchase rights, if any, which had accrued as of the date of the Optionee's death pursuant to paragraph 3 hereof and which have not theretofore been exercised. Such accrued purchase rights shall in any event terminate upon the earlier of the date which is three (3) months after the date of the Optionee's death or the last day of the term of the Option.

                  6. In the event of a "change in control" the eligible Outside Director shall have the immediate right and option (notwithstanding the provisions of paragraph 3) to exercise the Option with respect to all Shares covered by the Option, which exercise, if made, shall be irrevocable. The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's shares of any class of common stock or any securities convertible into such common stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's shares of capital stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of shares of all classes of the Company's capital stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

                  7. In the event of any change in the number of outstanding Shares through the declaration of share dividends, share splits, or consolidations, through recapitalization, or by reason of any other increase or decrease in the number of outstanding Shares effected without



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receipt of consideration by the Company, the number of Shares then covered by the Option and the Option Price shall be appropriately adjusted consistent with such change. The determination of the Board of Directors of the Company as to any such adjustment shall be conclusive and binding upon the Optionee and upon the Personal Representative.

                  8. The Option may be exercised by delivery to the Secretary of the Company at its corporate office, 8000 Freedom Avenue, N.W., North Canton, Ohio 44720, of a completed Notice of Exercise of Option (obtainable from the Secretary of the Company) setting forth the number of whole Shares with respect to which the Option is being exercised together with a certified or cashier's check payable to the Company in the amount of the total purchase price for such Shares.

                  9. Upon receipt by the Company prior to the expiration of the Option of a duly completed Notice of Exercise of Option accompanied by a certified or cashier's check, as provided in paragraph 8 hereof, in full payment for the Shares being purchased pursuant to such Notice (and, with respect to any Option exercised pursuant to paragraph 5 hereof by the Personal Representative, accompanied in addition by proof satisfactory to the Board of Directors of the Company as to the right of the Personal Representative, to exercise the Option), the Company shall cause to be mailed or otherwise delivered to the Optionee or the Personal Representative, as the case may be, within thirty (30) days of such receipt, a certificate or certificates for the number of Shares so purchased. Notwithstanding the foregoing, the delivery of such certificates is hereby expressly conditioned upon obtaining an investment representation from the Optionee or the Personal Representative in the form set forth at Section 6 of the Plan or in such other form as the Company, in its sole discretion, shall determine to be adequate. The Optionee or the Personal Representative shall not have any of the rights of a shareholder with respect to the Shares covered by the Option unless and until one or more certificates representing such Shares shall be issued to the Optionee or the Personal representative.

                  10. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and the heirs, estate and Personal Representative of the Optionee. The Option shall not be transferrable other than by will or the laws of descent and distribution. The Option may be exercised during the lifetime of the Optionee only by the Optionee.

                  11. This Agreement is subject to all of the terms, conditions, and provisions of the Camelot Music Holdings, Inc. 1998 Outside Directors' Stock Option Plan, as it may be amended from time to time, and to such rules, regulations, and interpretations of the Plan as may be adopted by the Board of Directors of the Company and in effect from time to time. In the event and to the extent that this Agreement conflicts with or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.


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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its undersigned officer thereunto duly authorized, and the Optionee has hereunto set his hand, all as of the day and year first above written.

                                      CAMELOT MUSIC HOLDINGS, INC.



                                      By:
                                               ------------------------------
                                      Its:
                                               ------------------------------



                                               ------------------------------

                                                        "Optionee"




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